Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10‑K, into the Company's previously filed Registration Statement File Nos. 333-84425, 333-84287, 333-27187, and 333-68994.

/s/ Arthur Andersen LLP

Atlanta, Georgia
March 21, 2002